FULLER, TUBB, POMEROY & STOKES
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
201 ROBERT S. KERR AVENUE, SUITE 1000
OKLAHOMA CITY, OK 73102
G. M. FULLER (1920-1999)	TELEPHONE 405-235-2575
JERRY TUBB	FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES
_____

OF COUNSEL:	THOMAS J. KENAN E-MAIL:
MICHAEL A. BICKFORD	kenan@ftpslaw.com
THOMAS J. KENAN

December 1, 1999

VIA FAX 414-571-6231

Mohsen C. Amiran, President
BioGenesis Enterprises, Inc.
610 West Rawson Avenue
Oak Creek, WI 53154

Dear Dr. Amiran:

I represent Summit Environmental Corporation, Inc.

With reference to the July 29, 1999 Amendment Six to Letter of Intent between BioGenesis and Summit Technologies; Keith Parker’s letter to you of November 30, 1999 enclosing a check in the amount of $100,000; and the letter to Summit of November 30, 1999, sent by Turner, Jones & Associates, p.c., please be advised as follows:

The proposal set forth by Mr. Rexroad contemplates the issuance to BioGenesis of 875,000 “unrestricted and freely marketable” shares of Summit common stock. This cannot be done without registering the shares with the U.S. Securities and Exchange Commission, and such registration could not be completed by year end. Mr. Rexroad perhaps assumed that Keith Parker could provide these shares from those that he owns. But transfers for value by an affiliate, such as Mr. Parker, directly to another person and not through the impersonal mechanism of Rule 144 result in the transferee’s receiving restricted securities - even if the securities are unrestricted in the hands of the affiliate-transferor.

Summit is willing to accept this counter-offer provided (1) the 875,000 shares will be restricted securities and will be delivered three business days after we reach an agreement, and (2) the additional $100,000 will be sent to BioGenesis by FedEx the day we reach an agreement.

Exhibit 10.11

BioGenesis will be obtaining shares of Summit common stock at a 20 percent discount from the price Summit is receiving in its private placement and a discount of approximately 47 percent from the $0.75 price Summit’s stock is trading at today. Summit certainly agrees that BioGenesis is entitled to this compensation for the delays in receiving Summit’s payment.

The option to repurchase the shares at $0.45 or $0.50 described in Mr. Rexroad’s letter is acceptable.

Please sign below if the above is an acceptable resolution of this matter.

Sincerely,

/s/ Thomas J. Kenan

Thomas J. Kenan
e-mail: kenan@ftpslaw.com
TJK:sa

cc: B. Keith Parker

ACCEPTED: December __, 1999

BIOGENESIS ENTERPRISES, INC.

/s/ Mohsen C. Amiran
By
Mohsen C. Amiran, President

Gentlemen: Summit will agree to file a registration statement with the SEC on or before January 31, 2000 for the purpose of registering for resale the 875,000 shares described above. Please advise if we have an agreement by signing above and below. Regards, Thomas J. Kenan

BIOGENESIS ENTERPRISES, INC.,

/s/ Mohsen C. Amiran

By
Mohsen C. Amiran, President

Exhibit 10.11